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                                                                   EXHIBIT 10.27





JAYHAWK
MEDICAL ACCEPTANCE CORPORATION









                         HEALTH CARE PROVIDER AGREEMENT
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JAYHAWK
MEDICAL ACCEPTANCE CORPORATION


                         HEALTH CARE PROVIDER AGREEMENT


This Health Care Provider Agreement (this "AGREEMENT") is entered into by and between Jayhawk Medical Acceptance Corporation, a Texas corporation ("JMAC") with its principal place of business at 2001 Bryan Tower, Suite 600, Dallas, Texas 75201, and ___________________________________________________________,
a __________________________ ("PROVIDER"), with its principal place of business at ____________________________________________________________________________.
JMAC and Provider desire by this Agreement to establish a framework under which JMAC may purchase retail installment sales contracts (each a "CONTRACT") originated by Provider that finance health care services provided by Provider. In consideration of the mutual agreements contained in this Agreement, JMAC and Provider agree as follows:

                       ARTICLE 1. PURCHASE OF CONTRACTS

1.1  Contract Specifications.  Provider will not submit a Contract to JMAC for
     -----------------------
purchase unless it meets each of the following specifications (the "Contract Specifications"):

(a) the Contract (i) is in the form prescribed or approved by JMAC, (ii) has not been rescinded, (iii) is a legal, enforceable, and undisputed obligation of the person(s) who owes or guarantees payments under the Contract ("OBLIGOR"), subject to any express right of cancellation provided in the Contract, and (iv) is in compliance with all requirements of applicable federal, state and local laws and regulations, including without limitation applicable usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, and other federal and state consumer credit laws and regulations;

(b) Provider has received the cash down payment, if any, described in the Contract and no part of that cash down payment has been financed in any manner, and all amounts indicated in the Contract to be paid by Provider to any third party, if any, have been paid; and

(c) the health care services and other services and products incidental thereto ("HEALTH CARE SERVICES") financed by the Contract will be substantially initiated or completed within 30 days following the date of the Contract.

1.2 Acceptance of Contracts.  Each purchase of a Contract by JMAC will be upon
    -----------------------
and subject to the following terms and conditions:

(a) The Contract and all writings and business records relating to such Contract (the "CONTRACT FILE") are in compliance with the requirements and policies issued by JMAC to Provider from time-to-time regarding Provider's submission of Contracts to JMAC. Such requirements and policies may include, without limitation, (i) qualifications required of Obligors, and (ii) specifications of documents to be included in each Contract File.

(b) JMAC's issuance of a preliminary fax approval for a Contract will not be deemed to be JMAC's acceptance of such Contract for purchase under this Agreement. Acceptance of a Contract for purchase under this Agreement will occur only when JMAC receives and approves the related Contract File and written proof signed by Provider that the related Health Care Services have been either substantially initiated or completed within the 30-day period immediately following the date of such Contract. Upon the request of JMAC, Provider will furnish JMAC with any additional documents that JMAC deems necessary or appropriate to enable JMAC to exercise its rights and duties with respect to each Contract purchased by JMAC under this Agreement.

(c) JMAC is hereby authorized and empowered to endorse Provider's name on any payments made payable to Provider and execute and deliver, in JMAC's own name, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to each Contract purchased by JMAC under this Agreement.

(d) Notwithstanding anything to the contrary in this Agreement or otherwise, Provider shall have no obligation to submit any Contracts to JMAC for purchase under this Agreement, and JMAC shall have no obligation to purchase any Contracts submitted to JMAC by Provider.

1.3 Purchase of Contracts.  Prior to JMAC's acceptance of a Contract for
    ---------------------
purchase, JMAC and Provider will mutually agree upon the price to be paid by JMAC for the Contract (the "PURCHASE PRICE"). JMAC will pay to Provider the Purchase Price for a Contract following JMAC's acceptance of the Contract for purchase pursuant to Section 1.2. Upon payment of the Purchase Price with
                     -----------
respect to a Contract, (a) Provider will have sold to JMAC all of Provider's right, title and interest in and to, and Provider will no longer have any right, title or interest in and to, such Contract (including, but not limited to, all payments on or collections with respect to such Purchased Contract), and (b) such Contract will become a "PURCHASED CONTRACT" for purposes of this Agreement.

1.4 Purchased Contract Payments Received by Provider.  Provider will forward to
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JMAC all payments it may receive on Purchased Contracts by no later than the next business day following the day on which it received any such payments.

1.5 Cancellation of Health Care Services.  If an Obligor cancels Provider's
    ------------------------------------
provision of Health Care Services at any time following the assignment of the related Contract to JMAC and such cancellation results in a reduction of any amounts payable under such Contract, then Provider will pay to JMAC the difference between (a) the Purchase Price for the Contract, and (b) the amount that would have been paid by JMAC to Provider as the Purchase Price for such Contract based upon the result of subtracting (i) the amount of such reduction in amounts payable under such Contract, from (ii) the original amount financed by such Contract. Provider will pay such difference to JMAC within 15 days following its receipt of JMAC's statement setting forth the amount thereof.

1.6 Contract Forms and Services.  For Contracts that Provider intends to submit
    ---------------------------
to JMAC for purchase, JMAC will, at the request of Provider, fill-in the blanks of the Contracts with information specified by Provider, and JMAC will then transmit the completed Contracts to Provider. Provider will be responsible for verifying that each such completed Contract accurately sets forth the information specified by Provider and otherwise complies with the provisions of this Agreement with respect to Contracts. If Provider does not request that JMAC complete Contracts for Provider as provided above, JMAC will provide blank form Contracts for Provider's use under this Agreement.


ARTICLE 2. EXPENDITURE FEES AND PAYMENTS

2.1 Experience Payments.  In order to provide Provider with an incentive to sell
    -------------------
high quality Contracts to JMAC (but not as part of the Purchase Price to be paid for any Purchased Contract), Provider may earn an "EXPERIENCE PAYMENT," if any, based on the final performance of all Experience Pool Contracts (as defined in

Section 2.3) purchased by JMAC in a General Experience Period Pool (as defined
------------
in Section 2.3).
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(a)  JMAC's obligation to make an Experience Payment to Provider will arise if, at the end of any calender quarter ending on or after December 31, 1997, the cumulative total amount of all Collections (as defined below) received by JMAC on all Experience Pool Contracts in a General Experience Period Pool exceeds the sum (the "POOL BALANCE") of (i) the cumulative total of all amounts paid by JMAC for all Experience Pool Contracts in that General Experience Period Pool, plus (ii) an amount equal to 20% of the aggregate total of the amount financed by all Experience Pool Contracts in that General Experience Period Pool plus (iii) the cumulative total of all Experience Payments previously paid by JMAC with respect to that General Experience Period Pool. In such an event, JMAC will pay to Provider following the last business day of the quarter in which such excess occurs an amount equal to the product of (x) such excess times (y) the quotient of the aggregate total of the amounts financed by all Experience Pool Contracts sold by Provider in that General Experience Period Pool divided by the aggregate total of the amounts financed by all Experience Pool Contracts in that General Experience Period Pool. Following the last business day of each calendar quarter in which JMAC receives any Collections on Experience Pool Contracts in a General Experience Period Pool commencing with the quarter in which that General Experience Period Pool is "closed", JMAC will provide to Provider a statement detailing the computations reflected in this section with respect to that General Experience Period Pool.

(b) As used in this Agreement, "Collections" means the difference between (i) all principal and interest received by JMAC on Experience Pool Contracts less (ii) all accrued interest (whether or not received by JMAC) on Experience Pool Contracts. Collections exclude late charges, returned check fees and other charges and fees that may be received on an Experience Pool Contract, including the reimbursement to JMAC of out-of-pocket collection costs, such as, but not limited to, attorneys fees and court costs. For purposes of the calculations set forth in this Section, amounts received on Experience Pool Contracts will first be applied to late charges, returned check fees, and other charges and fees due with respect to Experience Pool Contracts, including the reimbursement to JMAC of out-of-pocket collection costs, such as, but not limited to, attorneys fees and court costs, and last to the principal and interest of the Experience Pool Contracts.

(c) Provider acknowledges and agrees that JMAC's obligations to make Experience Payments is solely an unsecured general corporate obligation of JMAC and that Experience Payments, while based upon collection experience, are not payable from Collections.

2.2 Enrollment and Annual Fees.  Concurrently with the execution of this
    --------------------------
Agreement, Provider has paid to JMAC, and JMAC has received from Provider, a non-refundable enrollment fee in the amount specified by JMAC prior to the execution of this Agreement. On each anniversary of the Effective Date of this Agreement (as identified by JMAC on the signature page hereof), Provider will be assessed a non-refundable annual fee in the amount specified by JMAC prior to such anniversary in consideration of the benefits afforded to Provider by virtue of this Agreement. Such annual fee will be paid in the manner specified by JMAC.

2.3 Experience Pool Contracts and General Experience Period Pool.
    ------------------------------------------------------------

(a) "EXPERIENCE POOL Contracts" shall mean all retail installment sale contracts that finance health care services and that were purchased by JMAC from individuals or entities that are bound by an agreement specifying that such retail installment sale contracts shall be included in a General Experience Period Pool, regardless of when such retail installment sale contracts were purchased by JMAC and regardless as to whether such contracts were purchased from Provider or other individuals or entities.

(b) All Experience Pool Contracts sold to JMAC before JMAC's close of business on December 31, 1997 will be grouped in an initial general experience period Pool ("GENERAL EXPERIENCE PERIOD POOL"). At the close of business on the last day of each calendar year commencing with December 31, 1997, JMAC will establish a subsequent General Experience Period Pool for Experience Pool Contracts purchased, if any, during each such subsequent 12 month period.
    At such time, the previously established General Experience Period Pool will be closed and all subsequent Experience Pool Contracts will be included in the appropriate subsequent General Experience Period Pool. Except as provided below in this Section, Experience Payments calculated under Section
                                                                         -------
    2.1 will be calculated with respect to each separate General Experience
    ---
    Period Pool. Notwithstanding the establishment of separate General Experience Period Pools pursuant to this Section, if JMAC, in its sole discretion, determines that the Collections with respect to any General Experience Period Pool are likely to be less than the Pool Balance for such General Experience Period Pool, JMAC may add all or a portion of the Pool Balance for that General Experience Period Pool to the Pool Balance for any other General Experience Period Pool for purposes of calculating Experience Payments for such other General Experience Period Pool."

              ARTICLE 3. PROVIDER'S REPRESENTATIONS AND COVENANTS
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3.1 Certain Representations of Provider.  Provider hereby, and upon the
    -----------------------------------
submission of each Contract for purchase by JMAC under this Agreement, makes the following representations and warranties:

(a) Provider has the power, authority and legal right to originate and own such Contract, and is duly qualified to do business in the state in which such Contract was originated, and such Contract has not been originated in, and is not subject to the laws of, any jurisdiction in which the assignment of such Contract as contemplated under this Agreement would be unlawful, void or voidable.

(b) Provider has complied with all federal, state, and local laws and regulations applicable to it, the related Health Care Services, and/or the health care professional performing or assisting in the performance of the Health Care Services. Provider's charges for the Health Care Services are usual, customary and reasonable for the type of services involved, the geographic area in which the Health Care Services are to be performed, and the expertise of the health care professional providing the Health Care Services.

(c) Such Contract fulfills all Contract Specifications and was fully and properly executed by the parties thereto. There is only one executed original of such Contract and the Obligor was provided a copy of such executed original Contract at the time of execution of such Contract. All representations and warranties contained in the assignment section of the Contract are true and correct as of the date of transfer to JMAC, and Provider is in compliance with the terms of this Agreement.

(d) Upon payment of the Purchase Price to Provider, JMAC will obtain good and indefeasible title to such Purchased Contract free and clear of any liens, claims or encumbrances thereon.

3.2 Indemnities.  Provider will defend, indemnify, and hold harmless JMAC from
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and against any and all costs, expenses, losses, damages, claims, actions and liabilities (including without limitation reasonable attorneys' fees and expenses of litigation) arising out of or resulting from (a) any breach of any of the representations, warranties, or covenants made by Provider in this Agreement, (b) any and all taxes that may at any time be asserted against JMAC with respect to the transactions contemplated in this Agreement (other than taxes measured by the net income of JMAC or taxes or fees imposed upon JMAC's registration, qualification or licensing), including without limitation any sales, use, gross receipts, tangible or intangible personal property or ad valorem taxes, and any costs and expenses in defending against same, or (c) Provider's sale and/or provision of any Health Care Services or Provider's origination of any Contract. With respect to any matter subject to indemnification under this Section, JMAC will promptly notify Provider in writing of the matter and will allow Provider to fully direct the defense and settlement thereof.

3.3 Insurance.  Provider will obtain and maintain throughout the term of this
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Agreement and each Purchased Contract a professional malpractice liability insurance policy adequately insuring and defending Provider against any and all claims, actions, damages, liabilities, costs and expenses that may arise in connection with Health Care Services provided by Provider. Provider will provide JMAC with certificates of insurance evidencing such policy within 30 days following JMAC's execution of this Agreement and thereafter as such policy is renewed or replaced or as otherwise requested by JMAC.

ARTICLE 4. ARBITRATION, TERMINATION, AND REMEDIES

4.1 Arbitration.  Any dispute, controversy or claim which in any way relates to
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this Agreement, will, on the written demand of either party to the other party, be determined and settled in Dallas, Texas by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association; provided that, each party will be entitled to seek temporary injunctive relief from any court having jurisdiction regardless of whether or not arbitration proceedings have been initiated under this Section, but the final resolution of any such dispute, controversy or claim will be determined by arbitration in accordance with this Section. The arbitration will be before one neutral arbitrator to be selected in accordance with the Commercial Arbitration Rules of the American

Arbitration Association. Any award rendered by the arbitrator will be final and conclusive upon the parties and any judgment thereon may be enforced in any court having jurisdiction.

4.2 Termination.  Either JMAC or Provider may terminate this Agreement upon 30
    -----------
days prior written notice to the other, or JMAC may terminate this Agreement, upon the occurrence of an Event of Default (as defined in Section 4.3),
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immediately upon the giving of notice of termination to Provider.

4.3 Event of Default.  Each of the following constitutes an "EVENT OF DEFAULT"
    ----------------
under this Agreement: (a) the breach by Provider of any of its obligations or covenants under this Agreement, which breach continues unremedied for a period of ten days after JMAC provides written notice thereof to Provider; (b) the breach by Provider of any representation or warranty set forth in this Agreement; or (c) the misrepresentation by Provider of any information (written or oral) or circumstances relating to any Contract submitted to JMAC, any Obligor or any Health Care Services.

4.4 Effect of Termination.  If this Agreement is terminated in accordance with
    ---------------------
Section 4.2, then, except as provided in Section 4.5, JMAC will pay Provider any
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Experience Payments as they become due pursuant to Section 2.1 with respect to
                                                   -----------
Purchased Contracts existing on the effective date of such termination and the provisions of Section 1.4, 1.5, 2.1 and 2.3, Article 3, Section 4.1, 4.3, 4.4,
              -----------------------------  ---------  ----------------------
4.5 and 4.6 and Article 5 will survive the termination of this Agreement.
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4.5 JMAC's Remedies.  If JMAC determines that an Event of Default, as defined in
    ---------------
Section 4.3, has occurred or if any claim or action is made or brought against
-----------
JMAC that arises out of or relates to Provider's sale and/or provision of Health Care Services or Provider's origination of any Contract, then Provider will:

(a) repurchase from JMAC the Purchased Contract(s) that is(are) the subject of or affected by such Event of Default or claim or action for an amount equal to the lesser of (i) the Purchase Price amount(s) paid for such Purchased Contract(s), or (ii) the sum of all amounts remaining to be paid on such Purchased Contract(s); or

(b) upon the demand of JMAC, which may be made in JMAC's sole discretion, repurchase all of the Purchased Contracts for an amount equal to the lesser of (i) the aggregate total Purchase Price amounts paid by JMAC for all of the Purchased Contracts, or (ii) the aggregate total sum of all amounts remaining to be paid on all the Purchased Contracts.

Provider will pay all reasonable costs associated with the transfer of Purchased Contracts pursuant to this Section. Amounts payable by Provider to JMAC under this Section will be due and payable within 30 days following Provider's receipt of JMAC's demand therefor. If Provider fails to repurchase any Purchased Contract pursuant to this Section, then all rights of Provider to Experience Payments will terminate, and the provisions of Section 2.1 will not survive the
                                               -----------
termination of this Agreement.

4.6 Limitation of Liability. Neither JMAC nor any of its officers, directors,
    -----------------------
employees, agents, nominees, attorneys-in-fact or affiliates (the "LIABLE ENTITIES") will be liable for any action lawfully taken or omitted to be taken by any of the Liable Entities under or in connection with this Agreement (except for its own gross negligence or willful misconduct). In no event will the aggregate amount of damages recoverable against the Liable Entities include any amounts for indirect, incidental, consequential, or punitive damages or lost profits of any party, including third parties. Each party must initiate any claim or cause of action arising out of this Agreement within two years of the accrual of the claim or cause of action.

                      ARTICLE 5. MISCELLANEOUS PROVISIONS

5.1   Notices.  Wherever under this Agreement one party is required or permitted
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to give notices to the other, such notice shall be deemed received (a) when personally delivered in hand or by overnight mail or courier service providing evidence of delivery, or (b) three days after being sent via United States certified mail, return receipt requested, to the address specified on the first page of this Agreement. Either party may from time-to-time change its notification address by giving the other party prior written notice of the new address and the effective date thereof.

5.2 Delegation of Duties and Assignment.  JMAC may execute any of its duties
    -----------------------------------
under this Agreement by or through agents, assignees, nominees or attorneys-in-fact. This Agreement will be binding on the parties and their respective permitted successors and assigns. Provider may not assign any of its rights or obligations under this Agreement without the written consent of JMAC; provided, however, that JMAC will not unreasonably withhold consent to any assignment by Provider of its rights to receive Purchase Price payments or Experience Payments. JMAC may assign its rights under this Agreement, and may sell or pledge Purchased Contracts and payments thereon, and any assignee or pledgee will not, unless otherwise agreed to between JMAC and such assignee or pledgee, assume any of JMAC's obligations under this Agreement.

5.3 Governing Law; Venue.  This Agreement shall be governed by and construed in
    --------------------
accordance with the laws of the State of Texas. Provider hereby irrevocably submits to the jurisdiction of the state and federal courts of the State of Texas and agrees and consents that service of process may be made upon it in any legal proceeding relating to this Agreement by any means allowed under Texas or federal law.

5.4 Relationship of Parties.  Notwithstanding any provision to the contrary
    -----------------------
elsewhere in this Agreement, (a) JMAC is acting independently of Provider and shall have no duties or responsibilities to Provider, except those expressly set forth in this Agreement, (b)JMAC and Provider do not, by virtue of this Agreement or otherwise, have any fiduciary relationship or joint venture or partnership arrangement, and (c) no implied covenants, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist between JMAC and Provider.

5.5 Litigation Costs.  If a dispute arises between the parties with respect to
    ----------------
the subject matter of this Agreement, except as otherwise expressly provided in this Agreement, the prevailing party in litigation or other dispute resolution proceeding will be entitled to reimbursement from the nonprevailing party of its reasonable attorneys' fees, court costs, and expenses arising out of such dispute.

5.6 Headings and Severability of Provisions.  The headings contained in this
    ---------------------------------------
Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof. If any one or more of the provisions of this Agreement shall be for any reason whatsoever held invalid or unenforceable, then such provisions shall be deemed severable from the remaining provisions of this Agreement.

5.7 Setoff.  JMAC may, at any time, at its sole option, set off and apply
    ------
against any amounts due by it to Provider either under this Agreement or otherwise, any amounts due to JMAC by Provider.

5.8 Rights Cumulative.  Except for the provisions of Section 4.1 regarding
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arbitration, all rights and remedies set forth in this Agreement shall be cumulative and in addition to and not in lieu of any other rights and remedies available to either party at law, in equity, or otherwise, and may be enforced concurrently or from time-to-time. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy.

5.9 Complete Agreement and Counterparts.  This Agreement contains the complete
    -----------------------------------
agreement of the parties hereto, and supersedes any and all prior agreements (whether written or oral) and prior courses of dealing. This Agreement may be amended from time-to-time in writing by JMAC and Provider or by written notice from JMAC to Provider. Any such amendment by written notice from JMAC will be effective only if Provider submits a Contract for purchase after the date of such notice. Should any provision of this Agreement be in conflict with any provision of any Purchased Contract, the provision set forth in this Agreement shall govern as between JMAC and Provider. This Agreement may be executed in any number of counterparts, either by facsimile or original signature, each of which shall be fully effective as an original.

IN WITNESS WHEREOF, JMAC and Provider each have caused this Agreement to be signed and delivered by its duly authorized representative to be effective as of the date set forth below the signature of JMAC when executed by both parties.



JAYHAWK MEDICAL ACCEPTANCE CORPORATION     PROVIDER:____________________________

By:____________________________________    By:__________________________________
    Douglas B. Theodore, President
                                           Name (print):________________________


Effective Date:________________________    Title:-______________________________
       (to be completed by JMAC)